Exhibit 99.2

Exact Sciences Announces Upsizing and Pricing of 0.3750% Convertible Senior Notes Due 2028

MADISON, Wis., Feb. 24, 2020 -- Exact Sciences Corporation (NASDAQ: EXAS) (the “Company”) today announced that it has priced its underwritten public offering of 0.3750% convertible senior notes due 2028 (the “Notes”) and upsized the offering from $850 million to $1.0 billion aggregate principal amount. The Company has granted the underwriter a 30-day option to purchase up to an additional $150.0 million aggregate principal amount of the Notes solely to cover over-allotments, if any.

The Notes will be senior unsecured obligations of the Company and will bear interest at a rate of 0.3750% per annum. Interest on the Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2020. The Notes will be convertible into cash, shares of the Company’s common stock (and, if applicable, cash in lieu of any fractional share), or a combination thereof, at the Company’s election. The initial conversion rate will be 8.2076 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $121.84 per share. The Notes will mature on March 1, 2028, unless earlier converted or repurchased in accordance with their terms prior to such date, and may not be redeemed by the Company prior to maturity. Prior to September 1, 2027, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date.

The offering is expected to close on February 27, 2020, subject to customary closing conditions. The Company intends to use the net proceeds of this offering for general corporate purposes, which may include the repayment of debt, working capital and possible acquisitions. In addition, the Company expects to use approximately $150 million of the net proceeds to repurchase a portion of its existing 1% convertible senior notes due 2025.

BofA Securities is acting as the sole book-running manager for the Notes offering.

An automatically effective shelf registration statement relating to the Notes was filed with the SEC on June 6, 2017. A copy of the prospectus supplement and prospectus relating to the Notes offering may be obtained free of charge on the SEC’s website at http://www.sec.gov or by sending a request to BofA Securities, NC1-004-03-43 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department (or by e-mail at dg.prospectus_requests@bofa.com).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering of the Notes will be made only by means of the prospectus and related prospectus supplement.

About Exact Sciences Corp.

A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype DX, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Exact Sciences unites visionary collaborators to help advance the fight against cancer.

Forward-Looking Statements

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” or other comparable terms. Forward-looking statements in this news release may address the following subjects among others: the terms and size of the offering and the use of proceeds from the offering. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s most recently filed Annual Report on Form 10-K. The Company urges you to consider those risks and uncertainties in evaluating the Company’s forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Megan Jones

Exact Sciences Corp.

meganjones@exactsciences.com

608-535-8815

Source: Exact Sciences Corporation